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                                                                 EXHIBIT 3.14


                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                              EAE INDUSTRIES, INC.

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

         The name of the corporation is EAE INDUSTRIES, INC.

                                   ARTICLE TWO

         The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on February 3, 1994. The amendment alters Article One of the original Articles of Incorporation and the full text of such amendment is as follows:

                                  "ARTICLE ONE

         The name of the corporation is NEWPARK SHIPBUILDING AND REPAIR, INC."

                                  ARTICLE THREE

         The number of shares of the corporation outstanding at the time of such adoption was 90,000; and the number of shares entitled to vote thereon was 90,000 shares, all of which were common stock.

                                  ARTICLE FOUR

         Holders of all of the shares outstanding entitled to vote on said amendment have signed a consent in writing adopting said amendment.

         Dated: February 3, 1994.

                                          EAE INDUSTRIES, INC.


                                          By: /s/ James H. Sessions
                                              ------------------------------
                                                  James H. Sessions
                                                  President

                                          By: /s/ David Ammons
                                              -------------------------------
                                                  David Ammons
                                                  Secretary